Exhibit 99.1

Service Corporation International Delays Filing Second Quarter Form 10-Q and Comments on Expected Second Quarter Performance

HOUSTON, Aug. 9 /PRNewswire-FirstCall/ -- Service Corporation International (NYSE: SCI) announced today that it intends to file a notification of late filing with the Securities and Exchange Commission, which will give the Company until August 15, 2005 to file its second quarter 2005 Form 10-Q and still be timely filed.

The reason for the delay is that the Company is finalizing a further review of reconciliations performed related to its preneed funeral verification project and other preneed trust accounts. As previously reported, the preneed funeral trust verification project involved the physical examination of more than 430,000 individual preneed funeral contracts and the reconciliation of such contract records to trustee statements and to the Company’s general ledger. Management believes that it can complete its review of the above matters in a timely manner; however, it is possible that the Company will not be able to meet the extended filing deadline of August 15, 2005. Management believes that any adjustments resulting from the completion of its review will be of a non-cash nature. The Company also does not expect these matters to have any adverse impact on its compliance with debt covenants. The Company currently has cash-on-hand of over $350 million and approximately $90 million in current maturities of long-term debt.

Second Quarter Operating Performance Expectations

Tom Ryan, President and Chief Executive Officer, had the following comments related to expectations of the Company’s second quarter 2005 operating performance. “While we will not report our second quarter financial results until the review of the reconciliations is complete, upon filing our Form 10-Q, we do anticipate reporting strong operating results for our second quarter of 2005. Our funeral services performed in our comparable locations in North America were 2.4% higher than the second quarter of 2004. We expect to report that our North America comparable revenues, gross profits and gross margin percentages have grown in the second quarter of 2005 compared to 2004. We also expect to report earnings from continuing operations that will meet analyst consensus expectations on a per share basis.

We also expect to report strong cash flows for the quarter. Our cash flows from operations for the second quarter of 2005 are expected to be significantly higher than the $44 million of cash flows from operations reported for the second quarter of 2004. Also, our free cash flow for the second quarter of 2005 is expected to be more than double the $25 million of free cash flow we reported for the second quarter of 2004. Our strong cash flows are primarily a result of improved operating performance, good customer collections and cash interest savings. Upon issuing our second quarter 2005 earnings, we will also update our shareholders on our share repurchase program and we expect to reiterate that we are on pace to meet our annual cash flow guidance.”

Non-GAAP Financial Measures

Free cash flow is a non-GAAP financial measure. We define free cash flow as cash flows from operating activities (excluding certain special items such as any possible payments that could be made associated with the settlement of litigation matters, any potential tax refunds, or potential contributions to our frozen cash balance pension plan, etc.) less capital improvements at our existing facilities. The Company defines capital improvements at existing facilities as capital improvements deemed reasonably necessary to maintain our existing facilities in a condition consistent with Company standards and extend their useful lives. Free cash flow is not reduced by mandatory debt service requirements or by growth-oriented capital expenditures. The Company defines growth-oriented capital expenditures as capital expenditures intended to grow revenues and profits such as the acquisition of funeral service locations or cemeteries in large or strategic North America markets, construction of high-end cemetery property (such as private family estates) or the construction of funeral home facilities on Company-owned cemeteries, and the investment in contemporary merchandising displays in our funeral homes.

We believe that free cash flow provides useful information to investors regarding our financial condition and liquidity as well as our ability to generate cash for purposes such as reducing debt, expending through strategic investments and repurchasing stock or paying dividends. While we believe free cash flow, as defined, is helpful in managing our business and provides useful information to investors, certain events may arise, financial or otherwise, which could require the use of free cash flow so that it would not be available for the purposes described above, or as more fully described in our public filings with the Securities and Exchange Commission. Furthermore, free cash flow should be reviewed in addition to, but not as a substitute for, the information provided in our consolidated statement of cash flows.

          The following table provides a reconciliation between cash flows from operations and free cash flow as reported for the second quarter of 2004.  The table also provides the Company’s ranges of expectations for the second quarter of 2005.

	Second Quarter

(In millions)	As Reported 2004	Expected 2005

Cash flows from operations	$44.2	$67 - 75
Less: Capital improvements to maintain existing facilities	(18.8)	(12 - 14)

Free cash flow, as defined	$25.4	$53 - 63

          Cautionary Statement on Forward-Looking Statements

The statements in this press release that are not historical facts are forward-looking statements. These forward-looking statements have been made in reliance on the “safe harbor” protections provided under the Private Securities Litigation Reform Act of 1995. These statements may be accompanied by words such as “believe,” “estimate,” “project,” “expect,” “anticipate,” or “predict,” that convey the uncertainty of future events or outcomes. These statements are based on assumptions that we believe are reasonable; however, many important factors could cause our actual results in the future to differ materially from the forward-looking statements made herein and in any other documents or oral presentations made by, or on behalf of us. Important factors which could cause actual results to differ materially from those in forward-looking statements include, among others, the Company’s ability, along with its auditors, to complete its further review of reconciliations announced today in a timely manner and any possible adjustments to financial statements arising from this review; the Company’s ability to timely file its Form 10-Q for the quarterly period ended June 30, 2005; any potential changes to expected 2005 second quarter operating results discussed in this press release resulting from the completion of our review or otherwise; and the possibility that the Company will identify and report additional material weaknesses in its internal control over financial reporting.

For further information on these and other risks and uncertainties, see our Securities and Exchange Commission filings, including our 2004 Annual Report on Form 10-K, as amended. Copies of this document as well as other SEC filings can be obtained from our website at http://www.sci-corp.com . We assume no obligation to publicly update or revise any forward-looking statements made herein or any other forward-looking statements made by us, whether as a result of new information, future events or otherwise.

Service Corporation International, headquartered in Houston, Texas, owns and operates funeral service locations and cemeteries. We have an extensive network of businesses including 1,169 funeral service locations and 390 cemeteries in North America as of March 31, 2005. For more information about Service Corporation International, please visit our website at http://www.sci-corp.com .

For additional information contact:
Investors:	Eric D. Tanzberger / Vice President and Corporate Controller
(713) 525-7768
Media:	Terry Hemeyer - Managing Director / Corporate Communications
(713) 525-5497

CONTACT:  investors, Eric D. Tanzberger, Vice President and Corporate Controller, +1-713-525-7768, or media, Terry Hemeyer, Managing Director, Corporate Communications, +1-713-525-5497, both of Service Corporation International/
Web site:  http://www.sci-corp.com /